Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Terry Adams
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR 2006

FINANCIAL RESULTS

Revenues Increase 48% Sequentially and 92% Year-Over-Year; Gross Margins Remain Strong

CHELMSFORD, Mass., November 29, 2005 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its first quarter results for the period ended October 29, 2005.

Revenue for the first quarter of fiscal 2006 was $27.3 million, compared with $14.2 million for the first quarter of fiscal 2005.

Net income for the first quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $6.9 million, or $0.02 per share, compared with a net loss of $7.9 million, or $(0.03) per share for the first quarter of fiscal 2005. Non-GAAP net income for the first quarter of fiscal 2006, which excludes stock-based compensation expense, was $8.3 million, or $0.03 per share, compared with a non-GAAP net loss of $7.2 million, or $(0.03) per share for the first quarter of fiscal 2005. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“Q1 was a strong quarter across the board as Sycamore delivered significant revenue growth on a quarter-over-quarter and year-over-year basis. In addition, Sycamore maintained solid gross margins, achieved operating profitability on a non-GAAP basis, and had another quarter of positive cash generation,” said Daniel E. Smith, president and chief executive officer. “This progress is the result of several key factors, including our success in expanding our Tier 1 customer base, a continued emphasis on disciplined financial management, and demonstrated leadership in optical switching technology.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent optical switching products for telecommunications service providers worldwide. The Company’s products form the reliable foundation for some of the world’s most respected and innovative communications networks. Sycamore’s fully integrated edge-to-core optical switching solutions enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video and data services. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, additional actions and findings that may result from the restatement of previously issued financial statements, the Company’s reliance on a limited number of customers, the significant cost structure required to support the Company’s strategy, variation of the Company’s quarterly results and competition in the telecommunications industry. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations in the Company’s most recently filed Form 10-K, Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	October 29, 2005	July 31, 2005
Assets

Current assets:
Cash and cash equivalents	$304,971	$508,281
Short-term investments	650,300	446,258
Accounts receivable, net	18,056	8,384
Inventories	5,866	5,445
Prepaids and other current assets	3,379	3,812

Total current assets	982,572	972,180

Property and equipment, net	7,994	8,437
Long-term investments	—	496
Other assets	915	950

Total Assets	$991,481	$982,063

Liabilities and Stockholders’ Equity

Deferred revenue	$7,669	$8,700
Other current liabilities	23,623	23,779
Restructuring liabilities	7,672	8,455

Total current liabilities	38,964	40,934

Long term deferred revenue	2,234	1,584

Total liabilities	41,198	42,518

Common stock	277	276
Additional paid-in capital	1,783,433	1,780,243
Accumulated deficit	(831,679)	(838,533)
Other equity	(1,748)	(2,441)

Total stockholders’ equity	950,283	939,545

Total Liabilities and Stockholders’ Equity	$991,481	$982,063

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	October 29,	October 30,
	2005	2004
Revenue	$27,298	$14,215

Cost of revenue	12,941	8,540
Stock-based compensation	323	124

Gross profit	14,034	5,551

Operating expenses:
Research and development	7,713	11,670
Sales and marketing	2,637	3,144
General and administrative	2,898	2,245
Stock-based compensation:
Research and development	625	289
Sales and marketing	242	48
General and administrative	276	216

Total operating expenses	14,391	17,612

Loss from operations	(357)	(12,061)

Interest and other income, net	7,430	4,198

Income (loss) before income taxes	7,073	(7,863)
Income tax expense	219	—

Net income (loss)	$6,854	$(7,863)

Earnings per share:
Basic	$0.02	$(0.03)
Diluted	$0.02	$(0.03)

Weighted average shares outstanding:
Basic	276,273	274,030
Diluted	279,133	274,030

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended October 29, 2005
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$27,298	$—	$27,298

Cost of revenue	12,941	—	12,941
Stock-based compensation	323	(323)	—

Gross profit	14,034	323	14,357

Operating expenses:
Research and development	7,713	—	7,713
Sales and marketing	2,637	—	2,637
General and administrative	2,898	—	2,898
Stock-based compensation:
Research and development	625	(625)	—
Sales and marketing	242	(242)	—
General and administrative	276	(276)	—

Total operating expenses	14,391	(1,143)	13,248

Income (loss) from operations	(357)	1,466	1,109

Interest and other income, net	7,430	—	7,430

Income before income taxes	7,073	1,466	8,539
Income tax expense	219	45	264

Net income	$6,854	$1,421	$8,275

Earnings per share:
Basic	$0.02		$0.03
Diluted	$0.02		$0.03

Weighted average shares outstanding:
Basic	276,273		276,273
Diluted	279,133		279,133

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense.

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended October 30, 2004
	GAAP Results	Adjustments	Non-GAAP Results (a)
Revenue	$14,215	$—	$14,215

Cost of revenue	8,540	—	8,540
Stock-based compensation	124	(124)	—

Gross profit	5,551	124	5,675

Operating expenses:
Research and development	11,670	—	11,670
Sales and marketing	3,144	—	3,144
General and administrative	2,245	—	2,245
Stock-based compensation:
Research and development	289	(289)	—
Sales and marketing	48	(48)	—
General and administrative	216	(216)	—

Total operating expenses	17,612	(553)	17,059

Loss from operations	(12,061)	677	(11,384)

Interest and other income, net	4,198	—	4,198

Net loss	$(7,863)	$677	$(7,186)

Earnings per share:
Basic	$(0.03)		$(0.03)
Diluted	$(0.03)		$(0.03)

Weighted average shares outstanding:
Basic	274,030		274,030
Diluted	274,030		274,030

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation expense.